QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF HANK HALTER

              I consent to being named as a person about to become a director in Erickson Air-Crane's Registration Statement on Form S-1 (File No. 333-166752) and the related Prospectus and any amendments thereto.

Dated: August 27, 2010

/s/ HANK HALTER Name: Hank Halter

QuickLinks

  Exhibit 23.5
CONSENT OF HANK HALTER